                              INVESTMENT AGREEMENT

                                 BY AND BETWEEN

                            GLOBECOMM SYSTEMS INC.,

                                 AS PURCHASER,

                                      AND

                            MCKIBBEN COMMUNICATIONS,

                                   AS SELLER

ARTICLE I PURCHASE AND SALE
            1.01.  Purchase and Sale.......................................-2-
            1.02.  Encumbrance of Acquired Equity..........................-2-
            1.03.  Purchase Price..........................................-2-
            1.04.  Payment of Purchase Price...............................-2-

ARTICLE II CLOSING
            2.01.  Closing Date............................................-2-
            2.02.  Purchaser's Deliveries at Closing.......................-2-
            2.03.  Seller's Deliveries at Closing..........................-3-

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER
            3.01.  Corporate Organization..................................-4-
            3.02.  Authorization...........................................-4-
            3.03.  Enforceability..........................................-4-
            3.04.  Accuracy of Representations and Warranties..............-4-
            3.05.  Requirements for Notification or Approval...............-4-
            3.06.  Brokers and Finders.....................................-5-

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MCKIBBEN
            4.01.  Corporate Organization and Good Standing................-5-
            4.02.  Authorized and Issued Acquired Equity...................-5-
            4.03.  Authority to Sell.......................................-5-
            4.04.  Enforceability..........................................-6-
            4.05.  No Violation............................................-6-
            4.06.  Records and Books; Accounting...........................-6-
            4.07.  Statement of Operations.................................-6-
            4.08.  Distinct Entity.........................................-6-
            4.09.  Status of Intellectual Property.........................-7-
            4.10.  Taxes...................................................-8-
            4.11.  Contracts and Commitments...............................-8-
            4.12.  Litigation, Judgments and Decrees.......................-8-
            4.13.  ERISA; Employee Benefit Plans...........................-9-
            4.14.  Brokers and Finders.....................................-9-
            4.15.  Compliance with Law; Necessary Authorizations...........-9-
            4.16.  Requirements for Notification or Approval...............-9-
            4.17.  Business Restrictions...................................-9-
            4.18.  Nature and Conduct of Business.........................-10-
            4.19.  Binding Obligations....................................-10-
            4.20.  Accuracy of Representations and Warranties.............-10-

ARTICLE V


            5.01.  Registration of Securities.............................-10-
            5.02.  Governmental Consents..................................-10-

ARTICLE VI CERTAIN COVENANTS AND AGREEMENTS
            6.01.  Right of First Refusal.................................-11-
            6.02.  Option To Purchase Acquired Equity.....................-12-
            6.03.  Absolute Option........................................-13-
            6.04.  Dilution...............................................-13-

            6.06.  Board Rights...........................................-15-

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
            7.01.  Survival of Representations............................-15-
            7.02.  Indemnification by Purchaser...........................-15-
            7.03.  Indemnification by Seller and Parent...................-15-
            7.04.  Remedies Cumulative....................................-16-

ARTICLE VIII MISCELLANEOUS PROVISIONS
            8.01.  Modification or Waiver.................................-16-
            8.02.  Expenses...............................................-16-
            8.03.  Notices................................................-16-
            8.04.  Binding Effect; Assignment.............................-18-
            8.05.  Governing Law..........................................-18-
            8.06.  Entire Agreement.......................................-18-
            8.07.  Severability...........................................-19-
            8.08.  Acknowledgment of Representation.......................-19-
            8.09.  Headings...............................................-19-
            8.10.  Counterparts...........................................-19-

                              INVESTMENT AGREEMENT


            AGREEMENT, made this 21st day of August, 1998, by and between Globecomm Systems Inc., a Delaware corporation, with offices at 45 Oser Avenue, Hauppauge, New York 11788 (hereinafter referred to as "Purchaser"), McKibben Communications, a California corporation, with offices at 20640 Bahama Street, Chatsworth, California 91311 (hereinafter referred to as "Parent") and McKibben Communications, LLC, a limited liability corporation, with offices at 20640 Bahama Street, Chatsworth, California 91311 (hereinafter referred to as "Seller"; Parent and Seller are hereinafter collectively, jointly and severally referred to as "McKibben").

                             W I T N E S S E T H :
                             - - - - - - - - - -

            WHEREAS, Parent has recently formed Seller in anticipation of the investment by Purchaser as contemplated by this Agreement (the "Investment"), in addition to another planned investment;

            WHEREAS, the Investment is subject to, and it is the intention of the parties that all of the assets (as set forth on SCHEDULE A annexed hereto) and operations of Parent, subject to the liabilities set forth on SCHEDULE B annexed hereto (collectively, the "Assets") have been transferred to Seller solely in consideration of Parent's ownership interest in Seller; and

            WHEREAS, Seller desires to issue and sell to Purchaser an interest in the equity of Seller, such interest constituting exactly 2083.3 Class B Units which constitute approximately eighteen and three quarters percent (18.75%) of the profits, losses and equity of Seller on an after acquired basis, which shall be subject to a liquidation and income preference granted to the Class A Unit holders (hereinafter referred to as the "Acquired Equity") as at the date of this Agreement, and Purchaser desires to purchase the Acquired Equity upon the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the mutual premises and of the representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which each of the parties hereto hereby acknowledge, the parties hereto hereby agree as follows:


                                   ARTICLE I

                               PURCHASE AND SALE
                               -----------------

            1.01. PURCHASE AND SALE. Upon the terms and conditions hereinafter set forth, Seller hereby sells, assigns, conveys, transfers and delivers to Purchaser and Purchaser's successors and assigns forever, and Purchaser hereby purchases and acquires, for the consideration hereinafter set forth, all right, title and interest in, to, relating to or arising from the Acquired Equity.

            1.02. ENCUMBRANCE OF ACQUIRED EQUITY. (a) Seller hereby sells the Acquired Equity free and clear of any and all mortgages, liens, pledges, charges, security interests, claims, equities, encumbrances, exceptions, restrictions, reservations, conditions, limitations or interests of any kind, type or nature whatsoever, except such restrictions as are expressly set forth in the Operating Agreement (as hereinafter defined) or imposed by applicable law, or any similar right of any third party in respect of the Acquired Equity being transferred by such party (hereinafter collectively referred to as "Liens").

                  (b) Purchaser shall not assume or be responsible for any liability, obligation, debt or commitment of either Seller or Parent of any kind or nature whatsoever pursuant to this Agreement or otherwise.

            1.03. PURCHASE PRICE. In consideration of the purchase of the Acquired Equity by Purchaser pursuant to this Agreement and the covenants and provisions to be performed by Seller, Purchaser shall pay to Seller an aggregate purchase price of One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Purchase Price").

            1.04. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid in full by Purchaser to Seller simultaneously with the Closing (as hereinafter defined) by certified check or wire transfer.


                                   ARTICLE II

                                    CLOSING
                                    -------

            2.01. CLOSING DATE. The closing shall take place at the offices of Goldman & Associates, LLP, 666 Old Country Road, Suite 304, Garden City, New York 11530 on the date hereof, or at such other time, place and date as the parties may agree upon in writing (such closing being herein called the "Closing" and the time and date of the Closing being herein called the "Closing Date").

            2.02. PURCHASER'S DELIVERIES AT CLOSING. At or prior to the Closing, Purchaser shall take such actions as are provided for herein or contemplated hereby and shall deliver or cause the following to be delivered to
Seller:

                  (a) an executed copy of this Agreement;

                  (b) the Purchase Price in the manner set forth in Section
1.04 above;

                  (c) an executed copy of the operating agreement in the form annexed hereto as EXHIBIT A (the "Operating Agreement");

                  (d) an executed copy of the registration rights agreement in the form annexed hereto as EXHIBIT B (the "Registration Rights Agreement");

                  (e) resolutions of the Board of Directors of Purchaser approving the Agreement, the Operating Agreement the Registration Rights Agreement (collectively referred to herein as the "Operative Documents"), and all of the transactions contemplated thereby, in the form annexed hereto as EXHIBIT C;

                  (f) an executed copy of the Mutual Co-Operation Agreement in the form annexed hereto as EXHIBIT D; and

                  (g) Purchaser shall deliver such other documents, if any, to Seller or Seller's representative in form and substance reasonably satisfactory to Seller's counsel, and shall take such other action, if any, and execute such additional documents as may be provided for or contemplated hereby.

            2.03. MCKIBBEN'S DELIVERIES AT CLOSING. At or prior to the Closing, McKibben shall take such actions as are provided for herein or contemplated hereby and shall deliver or cause the following to be delivered to Purchaser:

                  (a) an executed copy of this Agreement;

                  (b) a certificate issued in the name of the Purchaser representing the Acquired Equity or exactly 2,083.3 Class B Units or approximately eighteen and three quarters percent (18.75%) of the equity of Seller on an after acquired basis, which shall be subject to a liquidation and income preference granted to the Class A Unit holders (the "Preference");

                  (c) an executed copy of the Operating Agreement;

                  (d) an executed copy of the Registration Rights Agreement;

                  (e) an executed copy of the Mutual Co-Operation Agreement in the form annexed hereto as EXHIBIT D;

                  (f) an executed copy of the employment agreement between Seller and Mark McKibben, in the form annexed hereto as EXHIBIT E;

                  (g) a Certificate issued by the Secretary of State of the State of California, as of recent date, with respect to the good standing of both Seller and Parent, and good standing certificates from each jurisdiction where either Seller or Parent is qualified to do business;

                  (h) resolutions of the members of Seller approving the Operative Documents, and all of the transactions contemplated thereby in the form annexed hereto as EXHIBIT F;

                  (i) resolution of the shareholders and Board of Directors of Parent approving the Operative Documents, and all of the transactions contemplated thereby in the form annexed hereto on EXHIBIT G;

                  (j) an opinion of counsel for Seller and Parent, dated the date hereof, in the form annexed hereto as EXHIBIT H; and

                  (k) Seller shall deliver such other documents, if any, to Purchaser or Purchaser's representative in form and substance reasonably satisfactory to Purchaser's counsel, and shall take such other action, if any, and execute such additional documents as may be provided for or contemplated hereby, including, but not limited to, the transfer of the Assets from Parent to Seller.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

            Purchaser hereby makes the following representations and warranties to Seller and Seller's successors and assigns, and acknowledges and confirms that Seller is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, notwithstanding any investigation made by Seller or on Seller's behalf:

            3.01. CORPORATE ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full corporate power and authority to carry on its business as is now being conducted and to own, lease and operate its properties and assets as and in the places where such business is now conducted and where such properties and assets are now owned, leased or operated.

            3.02. AUTHORIZATION. Purchaser has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to carry out the transactions contemplated hereby. Purchaser has taken all action required by law or otherwise to be taken by Purchaser to authorize Purchaser's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding agreement of and upon Purchaser, enforceable against Purchaser in accordance with its terms.

            3.03. ENFORCEABILITY. Purchaser represents, with respect to each of the Operative Documents that (i) each of the Operative Documents constitute legally valid and binding agreements, enforceable against Purchaser in accordance with their terms; and (ii) the execution and delivery by Purchaser of the Operative Documents does not, and the performance by Purchaser of the transactions contemplated hereby and thereby will not, violate any of the provisions of any contract or agreement to which Purchaser is a party or by which Purchaser is bound, or any order, writ, injunction, or decree applicable to Purchaser.

            3.04. REQUIREMENTS FOR NOTIFICATION OR APPROVAL. To the best knowledge of Purchaser, the execution and delivery of the Operative Documents by Purchaser, the consummation of the transactions contemplated hereby and thereby by Purchaser, and the performance of any obligation hereunder or thereunder by Purchaser, does not, and will not, require notice, registration, report or other filing or qualification with or consent, waiver, approval, license or authority of any third party or public authority, except for such as have been duly and validly obtained at or prior to the Closing.

            3.05. BROKERS AND FINDERS. No person has been authorized by Purchaser, or by anyone acting on behalf of Purchaser or its officers, directors, employees, agents or trustees, to act as a broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in such a manner as to give rise to any valid claim against Seller or Purchaser for any broker's or finder's fee or commission or similar type of compensation.

            3.06. ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty of Purchaser contained herein, or information with respect to Purchaser contained herein or in any statement, certificate, exhibit or other document furnished or to be furnished to Seller by Purchaser or Purchaser's representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not false or misleading.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF MCKIBBEN
                   ------------------------------------------

            Seller and Parent, jointly and severally, hereby make the following representations and warranties to Purchaser, Purchaser's successors and assigns, and acknowledges and confirms that Purchaser is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, notwithstanding any investigation made by Purchaser or on Purchaser's behalf:

            4.01. ORGANIZATION AND GOOD STANDING. Seller and Parent are, and will be at the Closing, a limited liability company and a corporation, respectively, duly organized, validly existing and in good standing under the laws of the State of California, duly authorized to carry on the business presently conducted by them, and are qualified to do business and are in good standing in any other jurisdiction in which, by reason of their respective ownership of property or the manner in which it conducts business, such qualification is necessary.

            4.02. AUTHORIZED AND ISSUED ACQUIRED EQUITY. Prior to giving effect to the transactions contemplated hereby, the Members listed on SCHEDULE 4.02 annexed hereto collectively own one hundred Percent (100%) of the equity Seller. The shareholders listed on Schedule 4.02(a) annexed hereto collectively own one hundred percent (100%) of the equity of Parent. All equity of each of Seller and Parent has been properly issued and is fully paid and non-assessable. There are no outstanding subscriptions, warrants, options, agreements, convertible securities or other commitments or contractual rights pursuant to which either Seller or Parent is or may become obligated to issue any of their respective equity or other securities, except for that certain Limited Liability Company Interest Purchase Agreement, to be dated August 1998 between Seller and Richard Wolfe, in the form annexed hereto as EXHIBIT H.

            4.03. AUTHORITY TO SELL. Seller has, and at the Closing will have, the full right, power and authority to sell, transfer, convey and deliver to Purchaser the Acquired Equity agreed to be sold, transferred, conveyed and delivered by Seller hereunder, free and clear of any statutory, contractual or other limitation of any kind, type or nature whatsoever, and the Acquired Equity is not, nor will it be at the Closing, subject to any lien, pledge, hypothecation or any encumbrance or interest of any third party whatsoever, except as may be expressly provided herein. The sale provided for herein will vest in Purchaser all right, title and interest in and to the Acquired Equity, free and clear of any and all liens, encumbrances, restrictions, options, agreements and conditions, except those expressly provided for herein, in the Operating Agreement or applicable securities law. Similarly, Parent has the full right, power and authority to transfer to Seller the Assets. Parent's transfer of the Assets will vest in Seller all right, title and interest in all to the Assets, free and clear of any and all Liens, except those set forth on
SCHEDULE 4.03 annexed hereto.

            4.04. ENFORCEABILITY. Seller and Parent each represent, with respect to each of the Operative Documents that (i) each of the Operative Documents constitute legally valid and binding agreements, enforceable against Seller and, as applicable, Parent in accordance with their terms; and (ii) the execution and delivery by Seller and, as applicable, Parent of each of the Operative Documents does not, and the performance by Seller and Parent of the transactions contemplated hereby will not, violate any of the provisions of any contract or agreement to which either Seller or Parent is a party or by which Seller or Parent is bound, or any order, writ, injunction, or decree applicable to Seller or Parent.

            4.05. NO VIOLATION. (a) Except for obtaining consents to the assignment of certain leases, vendor contracts and customer contracts from Parent to Seller as set forth on SCHEDULE 4.05 (collectively, the "Consents"), neither the transfer of the Assets by Parent to Seller, the execution and delivery of each of the Operative Documents by McKibben nor the consummation by McKibben of the transactions contemplated hereby will violate any provision or be in conflict with, or constitute a default (or an event which, with or without notice, lapse of time or both, would constitute a default) under, or result in the termination or invalidity of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation of McKibben, or result in the creation or imposition of any security interest, lien or other encumbrance upon any of the Acquired Equity or the Assets under, any agreement or commitment to which McKibben is a party or by which McKibben is bound or to which any of the Acquired Equity or the Assets is subject, or violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any domestic or foreign court or government authority applicable to McKibben, the Acquired Equity or the Assets.

                  (b) Seller and Parent shall undertake to obtain the Consents and transfer all of the Assets of Parent to Seller in a timely fashion. Seller and Parent represent and warrant that all of the assets of Parent, of every kind, type and nature whatsoever, are being transferred to Seller in connection with the transactions contemplated by this Agreement, and that from the date hereof until such time as all of the Consents have been obtained, Parent shall hold the assets which are subject to the Consents for the sole and exclusive use and benefit of Seller, including, but not limited to, any and all profits and proceeds thereof. Notwithstanding the provisions of Section 7.01 hereof, the representations, warranties and undertakings contained in this Section 4.05(b) shall survive the Closing indefinately.

            4.06. RECORDS AND BOOKS; ACCOUNTING. The records and books of account of Seller and Parent have been regularly kept and maintained in conformity with the past accounting principles and practices on a consistent basis during the past three (3) years, if applicable. The minute books of Seller and Parent are correct, complete and current in all respects and fairly reflect all corporate actions of the board of representatives and/or board of directors as the case may be, including, but not limited to, all committees, and the members and/or shareholders, as the case may be.

            4.07. STATEMENT OF OPERATIONS. (a) The financial statements of Seller and Parent previously delivered to Purchaser and annexed hereto as
SCHEDULE 4.07 (the "Financial Statements") are true, complete and accurate for what they purport to be, have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition and results of operations of Seller and Parent for the periods indicated therein, exclusive of normal year end adjustments and accruals, in each case in accordance with the past accounting practices and principles consistently applied by Seller and Parent in the preparation of their respective tax returns and unaudited financial statements.

                  (b) To the best knowledge of Seller and Parent, neither Seller nor Parent has any material liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, arising out of or relating primarily to the business of either Seller or Parent, except (a) as and to the extent disclosed or reserved against in the Financial Statements (including the notes thereto) and (b) liabilities that under GAAP are not required to be disclosed in the Financial Statements.

            4.08. DISTINCT ENTITY. Except for Parent's ownership of Seller, neither Seller nor Parent (i) own, directly or indirectly, any equity securities of, or interest in, any entity or enterprise, (ii) conduct any of its business through any subsidiary or other entity or enterprise, or (iii) share any facilities, personnel or assets with any related or unrelated third party.

            4.09. STATUS OF INTELLECTUAL PROPERTY. Attached hereto as SCHEDULE
4.09 is a true and correct schedule which describes all of the patents (including, but not limited to, all reissues, divisions, continuations and extensions thereof), applications for patents, patent disclosures docketed, inventions, improvements, trade secrets, trademarks, trademark applications, trade natures, copyright registrations or applications therefor and proprietary computer software or similar property owned by either Seller or Parent within the last three (3) years and all licenses, franchises, permits, authorizations, agreements and arrangements that concern any of the foregoing or that concern like items owned by others and used by either Seller or Parent within the last three (3) years. Except as indicated on SCHEDULE 4.09:

                    (i) The patents shown on SCHEDULE 4.09 are owned by Seller free and clear of all mortgages, liens, charges or encumbrances of every kind, type or nature whatsoever. No licenses have been granted with respect to such patents and neither Seller nor Parent has received notice of any claim by a third party suggesting that its practice of the inventions covered by such patents, or any other inventions practiced by Seller or Parent would infringe the patent rights of any third party, nor are there grounds for any such claim.

                    (ii) The copyright registrations shown on SCHEDULE 4.09 are owned by Seller free and clear of all mortgages, liens, charges or encumbrances of every kind, type or nature whatsoever. Except for licenses granted to end users in accordance with Seller's standard terms, no licenses have been granted with respect to any of Seller's copyrighted material and neither Seller nor Parent has received notice of any claim by a third party suggesting that any of its activities in the conduct of its business as presently conducted infringe the copyrights of any third party, nor are there grounds for any such claim.

                    (iii) The trademark registrations shown on SCHEDULE 4.09 are owned by Seller free and clear of all mortgages, liens, charges or encumbrances of every kind, type or nature whatsoever. No licenses have been granted with respect to any of Seller's trademarks and neither Seller nor Parent has received notice of any claim by a third party suggesting that any of its activities in the conduct of its business as presently conducted infringe the trademarks, trade names or trade dress of any third party, nor are there grounds for any such claim.

                    (iv) All proprietary information, technical information and know-how in possession of either Seller or Parent relating to the design or manufacture of products sold, and services performed, by it, including, without limitation, methods of manufacture, lab journals, manufacturing, engineering and other drawings, design and engineering specifications and similar items recording or evidencing such information, is owned by Seller free and clear of all mortgages, liens, charges or encumbrances of every kind, type or nature whatsoever. Seller has not granted any license or other permission with respect to the use of such information and neither Seller nor Parent has received notice of any claim by a third party suggesting that its use of such information would infringe or misappropriate the rights of any third party, nor are there grounds for any such claim.

            4.10. TAXES. All taxes and other assessments and levies required to be withheld by either Seller or Parent from customers with respect to the sale of goods, or from or on behalf of employees for income, social security, unemployment insurance and any other taxes or similar charges have been collected or withheld and either paid to the appropriate government agency or set aside and held in accounts for such purpose. All Federal, state and local tax returns and reports required to be filed by either Seller or Parent on or prior to the Closing Date with respect to taxable periods ending on or prior to the Closing Date have been or will be filed with the appropriate governmental authorities on or prior to the Closing Date.

            4.11. CONTRACTS AND COMMITMENTS. (a) Except those set forth on
SCHEDULE 4.11(A) of this Agreement, neither Seller nor Parent is bound by any written or binding oral (i) employment agreements, (ii) non-competition agreements or restrictive covenants, (iii) collective bargaining or union contracts or agreements, (iv) any agreements that contain any express severance or termination pay liabilities or obligations or (v) any agreements of any kind or nature that are not terminable at the will of Seller or Parent, as the case may be.

                  (b) SCHEDULE 4.11(B) to this Agreement sets forth all of Seller and Purchaser's executory purchase or sale contracts or written or oral binding bids or commitments as of the Closing Date, all of which have been assigned to Seller.

                  (c) SCHEDULE 4.11(C) to this Agreement sets forth a complete and accurate list of all insurance policies, including, but not limited to, policies of fire, liability, malpractice, medical insurance, workers' compensation and other forms of insurance owned or held by either Seller or Parent. The insurance policies listed on SCHEDULE 4.11(C), taken together, are of the kind that are, and are in amounts no less than is, customarily obtained by corporations of established reputations engaged in the same or similar business and similarly situated as Seller and Parent.

                  (d) Except as set forth on SCHEDULE 4.11(D), Neither Seller nor Parent is in default, nor, to the best knowledge of Seller or Parent, is there any basis for any valid claim of default, under any contract, agreement, commitment or restriction, pertaining to the Acquired Equity being purchased pursuant to the terms of this Agreement or the Assets being transferred in contemplation of this Agreement, and no event of default on the part of either Seller or Parent has occurred which (whether with or without the giving of notice, lapse of time, or both, or the happening or occurrence of any other event) would constitute a default thereunder.

            4.12. LITIGATION, JUDGMENTS AND DECREES. (a) Except as set forth on
SCHEDULE 4.12(A), there has not been, nor is there currently, any action, suit or proceeding or any claim or investigation of any nature whatsoever, at law or in equity or both, by or before any domestic or foreign court or government or other regulatory or administrative agency, arbitration tribunal, board, bureau, authority or commission pending or threatened against or involving either Seller or Parent, or any of their respective assets, or which would question or challenge the validity of this Agreement or any action taken or to be taken by Seller or Parent pursuant to this Agreement or in connection with the transactions contemplated hereby.

                  (b) Except as set forth on SCHEDULE 4.12(B), Neither Seller nor Parent is subject to any judgment, order, award or decree of any domestic or foreign court or government or other bureau, authority or commission orders, awards or decrees which may have an adverse effect on either Seller or Parent's business, operations, financial condition, business practices or prospects, or on its ability to acquire any property or conduct its business in any area.

            4.13. ERISA; EMPLOYEE BENEFIT PLANS. Except as set forth on
SCHEDULE 4.13, neither Seller nor Parent has any bonus, deferred compensation, pension, profit-sharing, retirement, equity purchase, equity option, phantom equity, medical or any similar or other employee benefit plan, or general arrangement or practice, whether written or unwritten (an "Employee Benefit Plan"). Neither Seller nor Parent has any legally binding commitment, whether formal or informal, to create any such plan or arrangement.

            4.14. BROKERS AND FINDERS. No person has been authorized by either Seller or Parent, or by anyone acting on behalf of Seller or Parent or any of their respective officers, directors, employees, agents or trustees, to act as broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in such a manner as to give rise to any valid claim against Purchaser, Seller or Parent for any broker's or finder's fee or commission or similar type of compensation.

            4.15. COMPLIANCE WITH LAW; NECESSARY AUTHORIZATIONS. In conducting their respective business, operations and properties, Seller and Parent have, in all respects, duly complied and are presently in all respects duly complying with all material laws (whether statutory or otherwise), rules, regulations, orders, zoning and other ordinances, permits, licenses, authorizations, judgments and decrees of all Federal, state, local, foreign or other governmental authorities, to the extent applicable.

            4.16. REQUIREMENTS FOR NOTIFICATION OR APPROVAL. To the best knowledge of Parent and Seller, the execution and delivery of this Agreement by Parent, the execution and delivery of the Operative Documents by Seller, the consummation of the transaction contemplated hereby, the transfer of the Assets from Parent to Seller and the performance of any obligations hereunder does not require notice, registration, report or other filing or qualification with, or consent, waiver, approval, license or authority of any third party or public authority except for such as have been duly and validly obtained and assigned, if necessary, to Purchaser at or prior to the Closing.

            4.17. BUSINESS RESTRICTIONS. Except as set forth on SCHEDULE 4.17, neither Seller nor Parent is under any restriction under any agreement to which either Seller or Parent is a party or under which Seller, Parent or any of their respective assets may be bound, or under any order or other process issued by any court or governmental authority, which restricts either Parent or Seller from carrying on any type of business anywhere in the world, and neither Seller nor Parent will be so restricted in any such manner upon or as a result of the consummation of the transactions contemplated by this Agreement.

            4.18. NATURE AND CONDUCT OF BUSINESS. Since March 31, 1998, Parent's business has been conducted in all material respects in the ordinary course consistent with past practices in that no event has occurred which would materially adversely affect (i) existing relations between Parent or

Seller and their lessors, suppliers, customers or employees or (ii) the business, operation, financial condition or prospects of the business of either Seller or Parent or in the condition of any of their respective assets. There are no events with respect to any of the foregoing that threaten to disrupt, prevent or impair the conduct of such business in any material adverse manner whatsoever.

            4.19. BINDING OBLIGATIONS. Except as disclosed to Purchaser in writing prior to the date hereof and as set forth on SCHEDULE 4.19, neither Seller nor Parent has entered into any arrangement or agreement, nor has Seller or Parent taken, or agreed to take, any action which would bind or commit Seller or Parent to expend any amount, or which would constitute a debt or obligation of Seller or Parent or their respective equity holders outside of the ordinary course of business.

            4.20. ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty of Seller or Parent contained herein, or information with respect to Seller or Parent contained herein or in any statement, certificate, exhibit or other document furnished or to be furnished to Purchaser by Seller or Parent or their representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of fact or omits or will omit to state any material fact necessary to make the statements herein or therein not false or misleading.


                                   ARTICLE V

                               SECURITIES MATTERS
                               ------------------

            5.01. REGISTRATION OF SECURITIES. No portion of the Acquired Equity to be delivered in accordance with this Agreement will be registered with the Securities and Exchange Commission and will be sold and transferred to the Purchaser pursuant to an exemption from registration under the Securities Act of 1933, as amended. All certificates representing the Acquired Equity shall be imprinted with a legend restricting the transfer of such Shares unless the same is registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or an exemption from registration therefor is available. Purchaser hereby represents and warrants that it will acquire the Acquired Equity for investment and without a view to the sale or distribution thereof.

            5.02. GOVERNMENTAL CONSENTS. The transfer of the Acquired Equity has not been qualified with any state securities regulatory agency. Purchaser shall be entitled to rely upon any exemption or exemptions available under applicable state law for the issuance of securities hereunder.

                                   ARTICLE VI

                        CERTAIN COVENANTS AND AGREEMENTS
                        --------------------------------

            6.01. RIGHT OF FIRST REFUSAL. (a) Purchaser and any party to whom Purchaser's rights under this Section 6.01 have been duly assigned (each such holder or assignee being hereinafter referred to as a "Rights Holder") has the right of first refusal to purchase such Rights Holder's Pro Rata Share (as defined below), of all or any part of any "New Securities" (as defined in
Section 6.01(b)) that Seller may from time to time issue after the date of this Agreement. A Rights Holder's "Pro Rata Share" for purposes of this right of first refusal only is such Rights Holder's share of residual net income (it being the intention of the parties hereto that, after giving effect the transactions contemplated hereby and the anticipated sale of Class A Units to Richard Wolfe, Purchaser is entitled to an eighteen and three quarter percent (18.75%) share of residual net income).

                  (b) "New Securities" shall mean any equity interest of Seller of any nature whatsoever whether now authorized or not, and rights, options or warrants to purchase such equity interest, and securities of any type whatsoever that are, or may become, convertible or exchangeable into equity of Seller or other equity interest in Seller whatsoever; provided, however, that the term "New Securities" does not include:

                    (i) any securities issuable upon exercise of any options, warrants or rights to purchase any securities of Seller outstanding on the date of this Agreement ("Warrant Securities") and any securities issuable upon the conversion of any Warrant Securities;

                    (ii) any equity interest in Seller of any nature whatsoever issued in connection with any stock split or stock dividend;

                    (iii) securities offered by Seller to the public pursuant to a registration statement filed under the Securities Act;

                    (iv) any Class A Units issuable to Richard Wolfe pursuant to the Subscription Agreement annexed hereto as EXHIBIT I;

                    (v) any securities authorized under a duly authorized employee equity plan; or

                    (vi) any securities issued pursuant to a strategic alliance, including but not limited to a merger or other business combination.

                  (c) In the event that Seller proposes to undertake an issuance of New Securities, it shall give to each Rights Holder written notice of its intention to issue New Securities (the "Notice"), describing the type of New Securities, the price and the general terms upon which Seller proposes to issue such New Securities. Each Rights Holder shall have twenty (20) days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to Seller and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share). If any Rights Holder fails to so agree in writing within such twenty (20) day period to purchase all or a portion of such Rights Holder's Pro Rata Share of an offering of New Securities (a "Nonpurchasing Holder"), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase.

                  (d) In the event that the Rights Holders fail to execute in full the right of first refusal within such twenty (20) day period, then Seller shall have one hundred twenty (120) days thereafter to sell the New Securities with respect to which the Rights Holders' rights of first refusal hereunder were not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in Seller's Notice to the Rights Holders. In the event that Seller has not issued and sold the New Securities within such one hundred twenty (120) day period, then Seller shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Right Holders pursuant to this Section 6.

                  (e) This right of first refusal shall terminate (i) immediately before the closing of the first underwritten sale of Seller's securities to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act, covering the offer and sale of Seller's securities to the public of at least $7.5 million, or (ii) upon (a) the acquisition of all or substantially all the assets of Seller or (b) an acquisition of Seller by another corporation or entity by consolidation, merger or other reorganization in which the holders of Seller's outstanding voting equity immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction pursuant to this Section 6.01.

            6.02. OPTION TO PURCHASE ADDITIONAL EQUITY. (a) Seller does hereby grant to Purchaser an irrevocable option (the "Option") to purchase additional Class B Units which represent eleven and one quarter percent (11.25%) of the then issued and outstanding equity, and the profits and losses of Seller, on an after acquired basis, which shall be subject to the Preference (the "Option Equity"), pursuant to the terms and conditions of this Agreement. It being the intention of the parties that Purchaser shall have the right to acquire and maintain, should Purchaser so elect, the Option Equity, which when added to the Acquired Equity would represent a thirty percent (30%) ownership interest in Seller, subject to the Preference.

                  (b) The Option term shall commence on the date hereof and shall continue for a period ending the earlier of (i) two (2) years from the date hereof, or (ii) upon the occurrence of either of the event described in
Section 6.01(e)(i) or Section 6.01(e)(ii) (the "Option Term").

                        (c) Purchaser may exercise the Option at any time and from time to time during the Option Term by giving written notice (the "Option Notice") of its intention to do so to Seller. The date notice is given shall be referred to as the "Exercise Date". Purchaser shall have the right to exercise the Option in increments, at Purchaser's discretion, at any time and from time to time during the Option Term.

                  (d) Within thirty (30) days after each Option Notice has been delivered by Purchaser to Seller, Seller shall issue, transfer and deliver to Purchaser certificates representing the percent of the then issued and outstanding equity, on an after acquired basis, as was exercised by Purchaser. All Option Equity, as and when exercised, shall be free and clear of all liens, security interests and other encumbrances, other than as set forth in the Operating Agreement and applicable securities laws, and upon payment as provided in Section 6.02(e) below, such Option Equity shall be duly and validly issued, fully paid and nonassessable. Such Option Equity shall be recorded on the books of Seller in the name of Purchaser.

                  (e) The purchase price for the entire Option Equity shall be One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Option Price"). Lesser portions of the Option Equity exercised by Purchaser, from time to time, shall be proportionately priced. The Option Price, or appropriate portion thereof, shall be paid by Purchaser to Seller at each Option Closing (as hereinafter defined) by certified check or wire transfer.

                  (f) Each Option Notice shall specify a date (the "Option Closing Date") not less than thirty (30) and not more than forty-five (45) days subsequent to the date of such Option Notice for the closing (the "Option Closing"); provided that, if no Option Closing Date is specified in the Option Notice, the Option Closing Date shall be the first business day that is at least forty-five (45) days after the Exercise Date. The Option Closing shall occur at the offices of Goldman & Associates, LLP, 666 Old Country Road, Suite 304, Garden City, New York 11530 at 10:00 a.m. or at such other time, place and date as may be agreed upon by Seller and Purchaser.

                  (g) At each Option Closing and thereafter, each party shall execute and deliver to the other party such instruments and documents as are reasonably required to accomplish and conclude the transactions contemplated under this Section 6.02; Seller shall also provide copies of any books and records reasonably requested by Purchaser on or prior to each Option Closing.

                  (h) Purchaser's obligation to close following each exercise of the Option shall be subject to there having been no material adverse change in the condition, value or prospects of Seller between each Exercise Date and the related Option Closing Date.

            6.03. ABSOLUTE OPTION. After the expiration of the Option Term, notwithstanding any other provision contained herein, Purchaser shall have an absolute right and option to purchase such additional Class B Units which when added to the Acquired Equity and the Option Equity, if any is purchased, would equal twenty percent (20%) of the profits, losses and equity of Seller, which shall be subject to the Preference, free and clear of all liens, charges, claims, encumbrances, security interests or third party rights, subject to the restrictions contained in the Operating Agreement and applicable securities laws (the "Additional Equity"). The purchase price for Additional Equity shall be the then current market price or the last price for which Seller's Units have been sold, whichever is higher. It being the intention and the understanding of the parties hereto, that Purchaser be permitted to, and that Purchaser's purpose in pursuing the transactions set forth in, and contemplated by, this Agreement is to be able in the future, upon the exercise of its options, to own at least twenty percent (20%) of the profits, losses and equity of Seller, subject to the Preference. This option shall expire upon the happening of either of the event described in Section 6.01(e)(i) or Section 6.01(e)(ii)
            6.04. DILUTION. Upon the execution and effectiveness of this Agreement and for a period of twenty-four (24) months thereafter, Purchaser's investment in Seller and the percentage of issued and outstanding equity owned by Purchaser hereunder, shall not be subject to dilution, on a current or deferred basis, as a result of any issuance of equity or security, exercise of options or otherwise, for any reason whatsoever (including, but not limited to, any investment by Richard Wolfe).

            6.05. TAG-ALONG SALES. (a) In the event any of the parties to the Operating Agreement (the "Founding Members") acting individually or in concert in connection with one transaction or series of transactions, agree to sell all or any portion of their equity interest and/or rights in Seller (such Founding Members are referred to herein as "Selling Founders"), including, but not limited to, a sale of equity to a third party (a "Founders' Sale"), then Purchaser or Parent, as the case may be (a "Tag-Along Right Holder"), shall have the right, but not the obligation, to participate in such Founders' Sale on a pari passu basis (the "Tag-Along Right").

                  (b) The Selling Founders' shall not agree, enter into nor consummate a Founders' Sale unless the terms of such Founders' Sale shall include an offer to the Tag-Along Right Holder to participate, on a pari passu basis, in such Founders' Sale, at the same price and on the same terms and conditions offered to, and accepted by, the Selling Founders. It being the intention of the parties hereto that the Tag-Along Right Holder be, at all times that such the Tag-Along Right Holder is a member of Seller, treated in the same fashion and entitled to receive and participate in all of the benefits, opportunities, advantages and privileges that are afforded to the Founding Members.

                  (c) Promptly upon receiving, or in advance of extending, an offer for a proposed Founders' Sale, such Selling Founders shall notify, or cause to be notified, the Tag-Along Right Holder of such proposed transfer in writing. Such written notice shall set forth: (i) the name and address of the third party and the equity or rights proposed to be transferred, (ii) the proposed amount and form of consideration, the terms and conditions of payment and all other material terms and conditions offered by, or to be offered to, the third party (collectively, the "Terms"), and (iii) that the third party has been or, in the case of an offer from the Founding Members, will be informed of the Tag-Along Right provided herein.

                  (d) The Tag-Along Right may be exercised by the Tag-Along Right Holder by delivery of a written notice to the Selling Founders or the Founding Members, as the case may be (the "Tag-Along Notice"), within thirty
(30) days following receipt of the notice specified in Section 6.06(c) above. The Tag-Along Notice shall state the equity or rights that the Tag-Along Right Holder wishes to include in such Founders' Sale. After expiration of the thirty
(30) day period referred to in this Section 6.06(d) above, provided, however, that all of the provisions of this Section 6.06 have been compiled with in all respects, the Selling Founders shall have the right for a sixty (60) day period to close on such Founders'

Sale on the Terms without further notice to the Tag-Along Right Holder if the Tag-Along Right Holder has either elected not to participate in the Founders' Sale or has not given a Tag-Along Notice. Notwithstanding the foregoing, after such sixty (60) day period, no such Founders' Sale may be made without again giving notice to the Tag-Along Right Holder of the proposed transfer and complying with the requirements of this Section 6.06.

            6.06. BOARD RIGHTS. Immediately upon the Closing, Purchaser shall be entitled to appoint, from time to time, one (1) representative of its choosing to the Board of Representatives of Seller. If Purchaser chooses not to appoint a representative at such time, it shall be entitled to have a representative attend Board of Representatives' meetings as an observer until such time as it chooses to appoint a representative.

            6.07. REPORTS AND ACCOUNTING. (a) Seller shall send Purchaser quarterly technical progress reports reviewing its progress with the development of all products and services and any relevant changes or advances. Purchaser shall be entitled to give its input to the product development plans.

                  (b) Seller shall provide Purchaser with unaudited quarterly financial reports within sixty (60) days of the end of each fiscal quarter. Seller shall provide Purchaser with audited annual financial reports within one hundred twenty (120) days of the end of each fiscal year.

                  (c) Purchaser shall have the right at all reasonable times during usual business hours with at least one (1) days' advanced written notice to Seller to examine and make copies of or extracts from the books of account of Seller; such examination shall not materially interfere with Seller's business. Such right may be exercised through any agent or employee of Purchaser.

                  (d) Seller shall provide Purchaser with Seller's annual business plan by the 15th day of June (or its equivalent in the event of a change in Seller's year end) of each fiscal year.

            6.08. PUBLIC ANNOUNCEMENTS. Neither Seller nor Parent shall make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Purchaser.

            6.09. FURTHER ASSURANCES. Following the Closing, each of the parties hereto shall, from time to time, execute and deliver any further instruments, certificates and documents, and take such other actions, as shall be necessary or otherwise reasonably requested by an other party, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

                                  ARTICLE VII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
          -----------------------------------------------------------

            7.01. SURVIVAL OF REPRESENTATIONS. All representations and warranties contained in this Agreement shall survive the Closing for a period of two (2) years after the Closing Date (the "Survival Period"). Each of Purchaser's, Seller's and Parent's covenants and agreements which are contained in, or contemplated by, this Agreement or any of the instruments delivered at Closing, including, but not limited to, the provisions of Section 4.05(b) hereof, shall survive beyond the Survival Date and shall remain in full force and effect until they expire by their respective terms.

            7.02. INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify, defend and hold Seller harmless, at any time after the Closing, from and against all losses, costs, damages, liabilities, interest, penalties, settlements, judgments or expenses, including, but not limited to, reasonable attorneys' fees and expenses, asserted against, resulting from, imposed upon or incurred by Seller, directly or indirectly, arising out of or in connection with (i) the breach or inaccuracy of any of the representations or warranties of Purchaser made in or pursuant to this Agreement; (ii) any breach or non-fulfillment of any covenant or agreement of Purchaser contained in this Agreement; and (iii) Purchaser's ownership of the Acquired Equity after the Closing.

            7.03. INDEMNIFICATION BY SELLER AND PARENT. (a) Seller and Parent, jointly and severally, agree to indemnify, defend and hold Purchaser harmless, at any time after the Closing, from and against all losses, costs, damages, liabilities, interest, penalties, settlements, judgments or expenses, including, but not limited to, reasonable attorneys' fees and expenses, asserted against, resulting from, imposed upon or incurred by Purchaser, directly or indirectly, arising out of or in connection with (i) the breach or inaccuracy of any of the representations or warranties of Seller and/or Parent made in or pursuant to this Agreement; (ii) any breach or non-fulfillment of any covenant or agreement of Seller and/or Parent contained in this Agreement; and (iii) Seller's ownership of the Acquired Equity on and prior to the Closing.

                  (b) Notwithstanding the foregoing, neither Seller nor Parent shall be required to pay any amount under this Section 7.03 unless and until the aggregate of all claims for indemnification pursuant to this Section 7.03 shall equal or exceed Fifty Thousand Dollars ($50,000.00) (the "Basket"), in which event Seller and/or Parent shall pay to Purchaser all such amounts, including, but not limited to, the Basket and all amounts in excess thereof.

                  (c) Seller's and Parent's indemnification obligations under
Section 7.03 shall be limited to a maximum of one hundred fifty percent (150%) of Purchaser's investment in Seller, including, but not limited to, amounts paid for the Acquired Equity, and any New Securities, Option Equity and/or Additional Equity acquired.

            7.04. CLAIMS PROCEDURE. (a) A party agreeing to indemnify another party against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party claiming indemnity is referred to herein as the "Indemnified Party".

                  (b) Whenever any claim shall arise for indemnification hereunder, the Indemnified Party shall notify the Indemnifying Party in writing promptly after the Indemnified Party has actual knowledge of the acts constituting the basis for such claim (the "Notice of Claim"), provided, however, that the omission to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to the Indemnified Partyotherwise than under Section 7.03 or to the extent the Indemnifying Party is not materially prejudiced as a proximate result of the failure to give such notice promptly. The Notice of Claim shall specify all material facts known to the Indemnified Party giving rise to such indemnification claim and the amount or a non-binding estimate of the amount of the liability arising therefrom.

                  (c) If the facts giving rise to any such indemnification shall involve any actual, threatened or possible claim or demand by any person against the Indemnified Party, the Indemnifying Party shall be entitled (without prejudice to the right of the Indemnified Party to participate at its expense through counsel of its own choosing) to contest, defend, compromise or settle (without imposing any liability, obligation or detriment on the Indemnified Party) such claim at its expense and through counsel of its own choosing, so long as it gives written notice to the Indemnified Party within thirty (30) days after receipt of the Notice of Claim (i) of its intention to do so, and (ii) subject to the liability limits contained in Section 7.03(c), of its agreeing to indemnify the Indemnified Party for such claim hereunder. The Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matter and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

                  (d) The Indemnified Party shall not make any settlement of any claim which would give rise to liability on the part of the Indemnifying Party under the indemnity contained in Section 7.03 without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If a firm offer is made to settle a claim or litigation defended by the Indemnified Party and the Indemnifying Party refuses to accept such offer within twenty (20) days after written notice from the Indemnified Party of the terms of such offer, then, in such event, the Indemnified Party may, in its sole discretion, continue to contest or defend such claim and shall be indemnified pursuant to the terms of Section 7.03 hereof.

                  (e) In the event of any action or proceeding brought by any party hereto to seek indemnity under this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses upon final judgment.

                  (f) In the event of full and complete payment by an Indemnifying Party to an Indemnified Party as contemplated by Section 7.03, the Indemnifying Party shall be subrogated to and shall stand in the place of the Indemnified Party as to any events or circumstances in respect of which the Indemnified Party has any right or claim against any third party relating to such event giving rise to the claim for which the Indemnifying Party shall have made payment to the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party in a reasonable manner in prosecuting any such subrogated right or claim.

            7.05. REMEDIES CUMULATIVE. The remedies provided for herein shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other remedies against any other party in connection with this Agreement, subject to the liability limits contained in Section 7.03(c) and the time periods contained in Section 7.01. Nothing contained in this
Section 7.04 shall be construed in any way to limit, impair or modify the provisions of this Agreement or otherwise impose any liability or obligation on any party at any time for any liability, obligation, debt or commitment of the other party or the corporate obligations of Seller or Parent pursuant to this Agreement arising or relating to periods either prior to or after the Closing. In connection with this Agreement, neither Seller nor Parent (or any representative thereof) has made any representations or warranties other than for those set forth in Article 4 hereof.

            7.06. SUCCESSORS. The merger, sale of all or substantially all of the assets or voting securities, consolidation, liquidation, dissolution, or winding up of, or any similar transaction with respect to, any party herein shall not affect in any manner the obligations of the Indemnifying Party pursuant to Section 7.03 hereof, or any other term or provision of this Agreement, and the Indemnifying Party covenants and agrees to make adequate provision for its liabilities and obligations hereunder in the event of any such transaction.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

            8.01. MODIFICATION OR WAIVER. (a) This Agreement may not be changed, modified or rescinded orally. Any change, modification or rescission need be in writing, signed by the party against whom enforcement of any change, modification or rescission is sought.

                  (b) Any waiver of any of the provisions of this Agreement, or of any inaccuracy in or non-fulfillment of any of the representations, warranties or obligations hereunder or contemplated hereby, shall not be effective unless made in a writing signed by the party against whom the enforcement of any such waiver is sought. A waiver given in any case shall only apply with respect to that particular act or omission, and shall not be effective as to any further acts or omissions, regardless of whether they be of the same or similar nature.

            8.02. EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants and other experts, and shall pay all other expenses incurred by such party incident to the negotiation, preparation, execution and consummation of this Agreement.

            8.03. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, express, certified or registered mail, return receipt requested, with postage prepaid, or sent by a nationally recognized overnight courier service that regularly maintains records of items picked up and delivered to the parties as follows:

            If to Seller or Parent:          McKibben Communications
                                             20640 Bahama Street
                                             Chatsworth, California 91311
                                             Attention: Mr. Mark McKibben

            with a copy to:            Weinstein, Boldt, Racine, Halfhide
                                                   & Camel, P.C.
                                             1801 Century Park East, Suite 2200
                                             Los Angeles, California 90067-2336
                                             Attention: Scott H. Racine, Esq.

            If to Purchaser:                 Globecomm Systems Inc.
                                             45 Oser Avenue
                                             Hauppauge, New York 11788
                                             Attention: Mr. David E. Hershberg

            with a copy to:            Goldman & Associates, LLP
                                             666 Old Country Road, Suite 304
                                             Garden City, New York 11530
                                             Attention: Ronald G. Goldman, Esq.

or to such other person or address as any party shall furnish to all other parties in writing. Notices delivered personally or by such courier service shall be deemed communicated as of the date of actual receipt, mailed notices shall be deemed communicated as of the date two (2) days after mailing.

            8.04. BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or assignable by any of the parties hereto without the prior written consent of the other party.

            8.05. GOVERNING LAW. All questions pertaining to the validity, construction, execution and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts or choice of law provisions thereof. Notwithstanding the foregoing, the Company's issuance of securities under this Agreement shall be


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

governed by California law and shall be pursuant an exemption from registration under California law.

            8.06. ENTIRE AGREEMENT. (a) This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, understandings, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or by any related or unrelated third party.

                  (b) All exhibits and schedules attached hereto, and all certificates, documents and other instruments delivered or to be delivered pursuant to the terms hereof are hereby expressly made a part of this Agreement as fully as though set forth herein, and all references herein to the terms "this Agreement", "hereunder", "herein", "hereby" or "hereto" shall be deemed to refer to this Agreement and to all such writings.

            8.07. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

            8.08. ACKNOWLEDGMENT OF REPRESENTATION. This Agreement has been drafted on the basis of mutual contribution of language, the parties each having been represented by independent counsel of their own choosing, and is not to be construed against any party as being the drafter or causing the same to be drafted.

            8.09. HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part or affect in any way the meaning or interpretation of this Agreement.

            8.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    SELLER:

                                    MCKIBBEN COMMUNICATIONS, LLC

                                    BY MCKIBBEN COMMUNICATIONS,
                                    A CALIFORNIA CORPORATION, AS MANAGER


                                    By: /s/ Carol McKibben
                                       ----------------------------------------
                                        Carol McKibben, President

                                    PARENT:

                                    MCKIBBEN COMMUNICATIONS
                                    A CALIFORNIA CORPORATION
         [ Corporate
                 Seal ]
                                    By: /s/ Mark McKibben
                                       ----------------------------------------
                                         Mark McKibben, President


                                    PURCHASER:

                                    GLOBECOMM SYSTEMS INC.
                                    A DELAWARE CORPORATION
         [ Corporate
                 Seal ]
                                    By: /s/ David E. Hershberg
                                       ----------------------------------------
                                        David E. Hershberg, CEO




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